EXHIBIT 10.1	EXECUTION VERSION

LOAN AGREEMENT

This LOAN AGREEMENT, dated as of December 28, 2018, is made by and among MEXCO ENERGY CORPORATION, a Colorado corporation (“Mexco”), FORMAN ENERGY CORPORATION, a New York corporation (“Forman”), SOUTHWEST TEXAS DISPOSAL CORPORATION, a Texas corporation (“Southwest”), and TBO OIL & GAS, LLC, a Texas limited liability company (“TBO”, and together with Mexco, Forman and Southwest, collectively, the “Borrowers” or individually a “Borrower”), and WEST TEXAS NATIONAL BANK, a national bank, as lender (the “Lender”).

RECITATIONS:

A. The Borrowers have requested that the Lender make available to the Borrowers a revolving line of credit loan facility in the original principal amount of $1,000,000.00; and

B. The Lender has agreed to make this facility available to the Borrowers subject to the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and of the loans and commitment hereinafter referred to, the Borrowers and the Lender agree as follows:

ARTICLE I

DEFINITIONS

1.1 Certain Defined Terms. For the purposes of this Loan Agreement, the following terms shall have the respective meanings assigned to them in this section or in the section or recital referred to below:

“Advance” means the disbursement of a sum loaned or to be loaned by the Lender to the Borrowers pursuant to this Loan Agreement.

“Affiliate” means any Person controlling, controlled by, or under common control with, any other Person. For purposes of this definition, “control” (including “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or otherwise.

“Applicable Rate” means, as of any particular date, the rate per annum equal to the Wall Street Journal Prime Rate in effect on such date, plus 0.50%. The Applicable Rate shall in no event, however, exceed the Highest Lawful Rate.

“Bank Liens” means Liens in favor of Lender, securing all or any portion of the Obligations, including, without limitation, Rights in any of the Collateral created in favor of Lender, whether by mortgage, pledge, hypothecation, assignment, transfer or other granting or creation of Liens.

“Borrower” and “Borrowers” have the respective meanings indicated in the opening paragraph hereof.

“Borrowing Base” means the “Borrowing Base” as calculated, determined and redetermined in accordance with Section 2.7.

“Business Day” means a day other than a Saturday, Sunday or legal holiday for commercial banks in the State of Texas.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Collateral” means any and all Property, now existing or hereafter acquired, mortgaged, pledged, assigned, or otherwise encumbered by the Borrowers or any other Person to or for the benefit of the Lender pursuant to the Deed of Trust or any other agreement or instrument now or hereafter executed and delivered by the Borrowers or any other Person, or filed by the Lender, to secure the payment of the Loan, as any such agreement or instrument may be amended, supplemented or otherwise modified from time to time.

“Commitment” means the Lender’s obligation to make Advances hereunder on the Loan in amounts not exceeding, in the aggregate, $1,000,000.00.

“Contested in Good Faith” means contested in good faith by appropriate and lawful proceedings diligently conducted, reasonably satisfactory to the Lender.

“Debt” means, of any Person as of any date of determination (without duplication): (a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, notes, debentures, or other similar instruments; (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable of such Person arising in the ordinary course of business that are not past due by more than ninety (90) days; (d) all capitalized lease obligations of such Person; (e) all debt or other obligations of others guaranteed by such Person; (f) all obligations secured by a Lien existing on property owned by such Person, whether or not the obligations secured thereby have been assumed by such Person or are non-recourse to the credit of such Person; (g) any other obligation for borrowed money or other financial accommodations which in accordance with GAAP would be shown as a liability on the balance sheet of such Person; (h) any repurchase obligation or liability of a Person with respect to accounts, chattel paper or notes receivable sold by such Person; (i) any liability under a sale and leaseback transaction that is not a capitalized lease obligation; (j) any obligation under any so called “synthetic leases;” (k) any obligation arising with respect to any other transaction that is the functional equivalent of borrowing but which does not constitute a liability on the balance sheets of a Person; (l) all payment and reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers’ acceptances, surety or other bonds and similar instruments; (m) all liabilities of such Person in respect of unfunded vested benefits under any ERISA plan; (n) all obligations of such Person to deliver commodities, goods or services, including, without limitation, oil, gas and other hydrocarbons, in consideration of one or more advance payments, other than gas or pipeline balancing arrangements in the ordinary course of business; and (o) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any equity interests in such Person or any other Person, valued, in the case of redeemable preferred stock interests, at the greater of its voluntary or involuntary liquidation preference plus all accrued and unpaid dividends. For all purposes, the Debt of any Person shall include the Debt of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Debt is expressly made non-recourse to such Person.

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“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, as amended from time to time, and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws or general equitable principles from time to time in effect affecting the Rights of creditors generally.

“Deed of Trust” has the meaning given in Section 3.1(a)(8).

“Default Rate” means the Highest Lawful Rate.

“Event of Default” means any of the events specified in Section 7.1, provided that the requirements, if any, for the giving of notice, the lapse of time, or both, or any other condition specified in Section 7.1 have been satisfied.

“GAAP” shall mean those generally accepted accounting principles and practices that are recognized as such by the American Institute of Certified Public Accountants acting through its Accounting Principles Board or by the Financial Accounting Standards Board (or any other appropriate board or committee thereof), applied on a basis consistent with that of prior periods so as to properly reflect the financial condition, results of operations and cash flows of a Person, except that any accounting principle or practice required to be changed by the said Accounting Principles Board or Financial Accounting Standards Board (or any other board or committee thereof) in order to continue as a generally accepted accounting principle or practice may so be changed and when so changed shall constitute generally accepted accounting principles in accordance with the terms hereof.

“Hazardous Substances” means any flammables, explosives, radioactive materials, hazardous wastes, asbestos or any material containing asbestos, polychlorinated biphenyls (PCB’s), toxic substances or related materials, petroleum and petroleum products or any substances defined as “hazardous substances,” “hazardous materials,” “hazardous wastes” or “toxic substance” under the Comprehensive Environmental Response, Compensation and Liability Act, as amended; the Superfund Amendments and Reauthorization Act, as amended; the Hazardous Materials Transportation Act, as amended; the Resource Conservation and Recovery Act, as amended; the Toxic Substances Control Act, as amended; or any other law, statute, ordinance, rule, regulation or order now or hereafter enacted or promulgated by any governmental authority with jurisdiction and relating to the protection of the environment.

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“Highest Lawful Rate” means the maximum rate (or, if the context so permits or requires, an amount calculated at such rate) of interest (if any) that, at the time in question, would not cause the interest charged on the Obligations owed to the Lender to exceed the maximum amount that the Lender would be allowed to contract for, charge, take, reserve or receive under applicable Law after taking into account, to the extent required by applicable Law, all relevant payments and charges under the Loan Documents.

“Laws” means all applicable statutes, laws, ordinances, rules, rulings, interpretations, regulations, judgments, requirements, governmental authorizations (including, without limitation, licenses, permits, franchises and other governmental consents necessary for the ownership or operation of Property), orders, writs, injunctions or decrees (or interpretations of any of the foregoing) of any political subdivision, state, commonwealth, nation, country, territory, possession, county, parish, municipality or Tribunal.

“Lender” has the meaning indicated in the opening paragraph hereof.

“Lien” means any lien, charge, claim, restriction, mortgage, mechanic’s lien, materialmen’s lien, pledge, hypothecation, inchoate lien, assignment, deposit arrangement, conditional sale or other title retention agreement, financing lease, security interest, security agreement or other encumbrance, whether arising by contract or under Law, and includes reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, leases and other title exceptions and the filing of any financing statement under the Uniform Commercial Code or comparable Law of any jurisdiction.

“Litigation” means any proceeding, claim, lawsuit, and/or investigation conducted, or threatened and known to the Person in question, by or before any Tribunal.

“Loan” means the extension of credit by the Lender to the Borrowers pursuant to this Loan Agreement.

“Loan Agreement” means this Loan Agreement and all exhibits and schedules hereto, as the same may be amended from time to time according to the terms hereof.

“Loan Documents” means this Loan Agreement, the Note, the Security Documents and all other notes, mortgages, deeds of trust, restatements, ratifications and amendments of mortgages, deeds of trust, financing statements, guaranties, security agreements, pledge agreements, documents, instruments and other agreements now or hereafter delivered pursuant to the terms of, or in connection with, this Loan Agreement, the Obligations and/or the Collateral, and all renewals, extensions and restatements of, and amendments and supplements to any or all of the foregoing.

“Material Adverse Effect” means any material and adverse effect on (a) the assets, liabilities, financial condition, business or operations of any Borrower that are material to the business or financial condition of any Borrower, or (b) the ability of any Borrower to meet its respective Obligations under any of the Loan Documents on a timely basis as provided herein or therein.

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“Material Agreement” of any Person means any material written or oral agreement, contract, commitment, or understanding to which such Person is a party, by which such Person is directly or indirectly bound, or to which any asset of such Person may be subject, which is not cancelable by such Person upon 45 days or less notice without liability for further payment other than nominal penalty.

“Note” means that certain revolving line of credit promissory note in the face amount of $1,000,000.00, dated of even date herewith, made by the Borrowers payable to the order of the Lender, in substantially the form attached hereto as Exhibit I, together with all deferrals, renewals or extensions thereof, which promissory note shall evidence the Advances made to the Borrowers by the Lender pursuant to Section 2.1.

“Obligations” means all present and future loans, advances, indebtedness, obligations, covenants, duties and liabilities, and all renewals for any period, increases and extensions thereof, or any part thereof, now or hereafter owing to the Lender by the Borrowers arising from or pursuant to any of the Loan Documents or otherwise, together with all interest accruing thereon, and costs, expenses, and attorneys’ fees incurred in the enforcement or collection thereof, whether such indebtedness, obligations, and liabilities are direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, and all other indebtedness or obligations of any type whatsoever now or hereafter owing to the Lender by the Borrowers, whether or not in connection with any of the Loan Documents.

“Person” means any individual, sole proprietorship, firm, corporation, trust, association, institution, partnership, joint venture, limited liability company, Tribunal or other entity.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

“Rights” means rights, remedies, powers and privileges.

“Section” or “Subsection” means a section or subsection in this Loan Agreement unless specified otherwise.

“Security Documents” means the Deed of Trust, together with any and all other mortgages, deeds of trust, security agreements, pledge agreements, financing statements and other similar security documents executed by the Borrowers or any other party in favor of the Lender encumbering the Collateral or any other assets as security for the Obligations, as the same may be amended or restated from time to time.

“Senior Debt” means all indebtedness owing by the Borrowers to the Lender under the Note or the other Loan Documents.

“Subsidiary” of any Person means any corporation, association, partnership, joint venture or other business entity of which more than 50% of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof.

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“Taxes” means all taxes, assessments, filing or other fees, levies, imposts, duties, deductions, withholdings, stamp taxes, interest equalization taxes, capital transaction taxes, foreign exchange taxes or charges, or other charges of any nature whatsoever from time to time or at any time imposed by any Law or Tribunal.

“Tribunal” means any court, governmental department or authority, commission, board, bureau, agency, regulatory body, arbitrator or instrumentality of any state, political subdivision, commonwealth, nation, territory, county, parish or municipality, whether now or hereafter existing, having jurisdiction over the Lender, the Borrowers, or any of their respective Property.

“Wall Street Journal Prime Rate” means, as of any date, a rate per annum equal to the fluctuating rate published in the Money Rates section of The Wall Street Journal as the U.S. “prime rate”. If the Money Rates section of The Wall Street Journal contains more than one U.S. “prime rate”, then the “prime rate” for purposes of this definition shall be the higher of said rates. If the Money Rates section of The Wall Street Journal does not have a rate designated by it as its “prime rate”, then the “prime rate” shall be deemed to be the fluctuating rate of interest per annum which is the general reference rate designated by Lender as its “reference rate”, “base rate” or other similar rate and which is comparable to the “prime rate” as described above.

1.2 Number and Gender of Words. Whenever the singular number is used in any Loan Document, the same shall include the plural where appropriate, and vice versa; words of any gender in any Loan Document shall include each other gender where appropriate; and the words “herein”, “hereof”, “hereunder” and other words of similar import refer to the relevant Loan Document as a whole and not to any particular part, section or subdivision thereof.

ARTICLE 2

TERMS OF FACILITY

2.1 Advances and Terms of Commitment. Subject to the terms and conditions hereinafter set forth, the Lender agrees to make Advances to the Borrowers from time to time until the final maturity date of the Note, in such amounts as the Borrowers may request up to an amount not to exceed, in the aggregate principal amount outstanding at any time, the lesser of (i) the Commitment or (ii) the Borrowing Base then in effect. The obligations of the Borrowers hereunder shall be evidenced by this Loan Agreement and the Note issued in connection herewith. Irrespective of the face amount of the Note, the Lender shall never have the obligation to Advance any amount or amounts in excess of the Commitment or to increase the Commitment.

2.2 Payments Under the Note. The aggregate unpaid amount of the Loan reflected by the notations by the Lender on its records shall be deemed rebuttably presumptive evidence of the principal amounts owing on the Note. The liability for payment of principal and interest evidenced by the Note shall be limited to principal amounts actually advanced and outstanding pursuant to this Loan Agreement, the Note and the other Loan Documents and interest accrued on such amounts calculated in accordance with this Loan Agreement and the Note.

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2.3 Repayment Provisions. Interest, computed on the unpaid principal balance of the Note, shall be due and payable in monthly installments, with the first of such installments to be paid on January 28, 2019, and subsequent installments to be paid on the twenty-eighth day of each month thereafter. All of the outstanding principal and accrued, unpaid interest hereunder shall be due and payable in full on December 28, 2021, being the date of final maturity hereunder. All payments of principal and interest required under the Note shall be made in immediately available funds, and shall be made at Lender’s principal banking offices in Midland, Texas, provided, however, the Lender may, upon thirty (30) day’s written notice to the Borrowers, designate a different place of payment. If a payment under the Note is received by the Lender more than ten (10) days after it is due, the Borrowers agree to pay a late charge to the Lender equal to five percent (5%) of the delinquent amount.

2.4 Interest Rates. The outstanding principal amount of the Note shall bear interest at the Applicable Rate, calculated on the basis of a year of three hundred sixty (360) days. Should default occur in the payment of the Note and collection proceedings be instituted, all past due interest and principal under the Note shall bear interest at the Default Rate, calculated on the basis of a year of three hundred sixty (360) days.

2.5 General Provisions Relating to Interest. It is the intention of the parties hereto to comply strictly with the applicable usury Laws as in effect from time to time; and in this connection, there shall never be taken, reserved, contracted for, collected, charged or received on any Loan or any other Obligations interest in excess of that which would accrue at the Highest Lawful Rate. For purposes of Chapter 303 of the Texas Finance Code, as amended, the Borrowers agree that the Highest Lawful Rate shall be the “weekly rate ceiling” as defined in such chapter, provided that the Lender may also rely, to the extent permitted by applicable Laws, on alternative maximum rates of interest under such other applicable Laws, if greater.

If under any circumstances the aggregate amount paid on the Obligations includes amounts that are by Law deemed to be interest which exceed the Highest Lawful Rate (the “excess interest”), the Borrowers and the Lender stipulate that such payment and collection will have been and will be deemed to have been, to the fullest extent permitted by applicable Laws, the result of mathematical error on the part of the Borrowers and the Lender, and the Lender shall promptly credit the amount of such excess interest on the principal amount of the outstanding Obligations, or if the principal amount of the Obligations shall have been paid in full, refund the excess interest to the Borrowers, as applicable. In the event that the maturity of the Note is accelerated by reason of an election of the Lender resulting from any Event of Default, or in the event of any prepayment, then such consideration that constitutes interest under Laws applicable to the Lender may never exceed the Highest Lawful Rate, and excess interest, if any, provided for in the Note, this Loan Agreement or otherwise shall be canceled automatically by the Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by the Lender on the principal amount of the Obligations, or if the principal amount of the Obligations shall have been paid in full, refunded by the Lender to the Borrowers, as applicable.

All sums paid, or agreed to be paid, to the Lender for the use, forbearance, and detention of the proceeds of the Loan shall, to the extent permitted by applicable Law, be amortized, prorated, allocated, and spread throughout the full term of the Obligations until paid in full so that the actual rate of interest is uniform, but does not exceed the Highest Lawful Rate, throughout the full term hereof.

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2.6 Voluntary Prepayment. The Borrowers shall have the right and option to prepay, at any time without premium or penalty, all or any part of the Debt evidenced by the Note. Any such prepayments shall be applied first to the payment of accrued and unpaid interest thereon and then to the reduction of principal.

2.7 Borrowing Base.

(a) Borrowing Base Standards. The “Borrowing Base” shall represent the Lender’s determination, in its sole discretion, of the loan amount that may be supported by the Lender’s evaluation of the proved oil and gas properties of the Borrowers. The determination of the Borrowing Base will be made in accordance with then-current practices, economic and pricing parameters, methodology, assumptions, and customary procedures and standards established by the Lender from time to time for its petroleum industry customers, including, without limitation (i) an analysis of such reserve and production data with respect to all of the proved oil and gas properties of the Borrowers as is provided to the Lender in accordance herewith, (ii) an analysis of the assets, liabilities, cash flow, business, properties, prospects, management and ownership of the Borrowers, (iii) the Borrowers’ commodity hedging transactions, and (iv) such other credit factors consistently applied as the Lender customarily considers in evaluating similar oil and gas credit facilities. The Borrowers and the Lender acknowledge that due to the uncertainties of the oil and gas extraction process, the oil and gas properties of the Borrowers are not subject to evaluation with a high degree of accuracy and are subject to potential rapid deterioration in value, and that the determination of the loan amount will be less than the total present value of the proved oil and gas properties of the Borrowers, which the Borrowers’ acknowledge to be essential for the adequate protection of the Lender. Without limiting the foregoing, the Lender may exclude any oil and gas reserves or portion of production therefrom or any income from any property from the Borrowing Base, at any time, because title information is not satisfactory, such oil and gas reserves are not subject to a Bank Lien or such oil and gas reserves are not in “pay” status. Subject to any redetermination of the Borrowing Base pursuant to Section 2.7(b) or Section 2.7(c), the initial Borrowing Base shall be $1,000,000.00 during the period from the date hereof to the date of the first redetermination of the Borrowing Base pursuant to Section 2.7(b) or Section 2.7(c), and thereafter the amount of the Borrowing Base shall be the Borrowing Base most recently determined pursuant to Section 2.7(b) or Section 2.7(c), as applicable.

(b) Periodic Redeterminations of Borrowing Base.

(i) The Borrowing Base shall be redetermined as of July 30 of each year until the final maturity date of the Note. On or before June 30 of each year, the Borrowers shall furnish the Lender an acceptable engineering report audited by an independent petroleum engineer acceptable to the Lender (and the Lender hereby approves Russell K. Hall & Associates as an acceptable independent petroleum engineer) as of the preceding March 31 covering all of the proved oil and gas properties of the Borrowers. Upon receipt of each such engineering report, the Lender shall make a determination of the Borrowing Base which shall become effective upon written notification from the Lender to the Borrowers, and which, subject to the other provisions of this Agreement, shall be the Borrowing Base until the effective date of the next redetermination as provided in this Section 2.7.

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(ii) In the event that the Borrowers do not furnish to the Lender an engineering report by the date specified in Section 2.7(b)(i), then the Lender may nonetheless redetermine the Borrowing Base and redesignate the Borrowing Base from time to time thereafter in its sole discretion until the Lender receives the relevant engineering report, whereupon the Lender shall redetermine the Borrowing Base as otherwise specified in this Section 2.7.

(c) Special Redeterminations of Borrowing Base. Special redeterminations of the Borrowing Base may be requested by the Lender at any time during the term hereof. If any special redetermination is requested by the Lender, the Borrowers will provide the Lender with engineering data for the oil and gas reserves updated from the most recent engineering report furnished to the Lender, as soon as is reasonably possible following the request, but in no event later than thirty (30) days after such request. The determination whether to increase or decrease the Borrowing Base shall be made in accordance with the standards set forth in Section 2.7(a). ln the event of any special redetermination of the Borrowing Base pursuant to this Section, the Lender in the exercise of its discretion may suspend the next regularly scheduled redetermination of the Borrowing Base. Without limiting the foregoing, in the event the principal amount outstanding under the Note exceeds sixty-five percent (65.0%) of the lesser of (i) the Commitment or (ii) the Borrowing Base then in effect, at any time and from time to time (x) the Lender may request a redetermination of the Borrowing Base under this Section 2.7(c), and (y) the Lender may require the Borrowing Base to be redetermined under Section 2.7(b) semi-annually as of July 30 and January 31 of each year until the earlier of (A) the final maturity date of the Note, or (B) such time that the principal amount outstanding under the Note is less than sixty-five percent (65.0%) of the lesser of (i) the Commitment or (ii) the Borrowing Base then in effect, in which case on or before June 30 and December 31 of each year, the Borrowers shall furnish the Lender an acceptable engineering report in accordance with Section 2.7(b) as of the preceding March 31 and the preceding September 30, respectively, covering all of the proved oil and gas properties of the Borrowers and the Lender will determine whether to increase or decrease the Borrowing Base in accordance with the standards set forth in Section 2.7(a), and which redetermined Borrowing Base shall become effective upon written notification from the Lender to the Borrowers, and which, subject to the other provisions of this Agreement, shall be the Borrowing Base until the effective date of the next redetermination as provided in this Section 2.7. Without limiting any other term or provision contained in this Loan Agreement, the Borrowers acknowledge and agree that in the event the Lender’s due diligence with respect to the Collateral, whether conducted before, on or subsequent to the date of this Loan Agreement, reveals any Liens, title issues, title defects or other matters affecting the Collateral which were not known to the Lender as of the execution date of this Loan Agreement, that the Lender may request a redetermination of the Borrowing Base under this Section 2.7(c).

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(d) Borrowing Base Deficiency.

(i) If the principal amount outstanding under the Note exceeds the amount of the Borrowing Base because of a periodic or special redetermination made pursuant to Section 2.7(b) or Section 2.7(c), then the Lender shall send a Borrowing Base deficiency notice to the Borrowers, and the Borrowers shall within ten (10) days following receipt of such Borrowing Base deficiency notice elect by written notice to the Lender whether to (A) prepay an amount which would, if prepaid immediately, reduce the principal amount outstanding under the Note to the amount of the Borrowing Base, (B) execute one or more mortgages or deeds of trust, in form and substance satisfactory to the Lender, covering such other oil and gas properties not previously taken into account in the redetermination of the Borrowing Base as are acceptable to the Lender having present values which, in the opinion of the Lender, based upon the Lender’s evaluation of the engineering data provided it, taken in the aggregate are sufficient to increase the Borrowing Base to an amount at least equal to the principal amount outstanding under the Note, or (C) do any combination of the foregoing as is acceptable to the Lender. If the Borrowers fail to deliver their written election to the Lender within ten (10) days after the Borrowers’ receipt of the Borrowing Base deficiency notice, then the Borrowers shall be deemed to have selected the prepayment option specified in clause (A) above.

(ii) The Borrowers shall deliver such prepayments or mortgages or deeds of trust of additional oil and gas properties in accordance with their election (or deemed election) pursuant to Section 2.7(d)(i) as follows:

(A) Prepayment Elections. If the Borrowers elect (or are deemed to have elected) to prepay an amount in accordance with Section 2.7(d)(i)(A) above, then the Borrowers may make such prepayment in one installment within thirty (30) days after the Borrowers’ receipt of the Borrowing Base deficiency notice or, provided no Event of Default has occurred and is continuing hereunder, in three (3) equal consecutive monthly installments beginning within thirty (30) days after the Borrowers’ receipt of the Borrowing Base deficiency notice and continuing on the same day of each month thereafter.

(B) Elections to Mortgage Additional Oil and Gas Properties. If the Borrowers elect to mortgage additional oil and gas properties in accordance with Section 2.7(d)(i)(B) above, then (1) such properties must be acceptable to the Lender with values determined by the Lender in accordance with this Section 2.7 and (2) the applicable Borrower(s) shall execute, acknowledge and deliver to the Lender one or more mortgages or deeds of trust, in form and substance satisfactory to the Lender, within thirty (30) days after the Borrowers’ receipt of the Borrowing Base deficiency notice (or such longer time as determined by the Lender); provided, however (x) if the additional oil and gas properties offered by the Borrowers are not acceptable to the Lender, the Borrowers shall be deemed to have elected the prepayment option specified in Section 2.7(d)(i)(A) (and the Borrowers shall make such prepayment in accordance with Section 2.7(d)(ii)(A)); and (y) if the aggregate present values of additional oil and gas properties which are acceptable to the Lender are insufficient to eliminate the Borrowing Base deficiency, then the Borrowers shall be deemed to have selected the option specified in Section 2.7(d)(i)(C) (and the Borrowers shall make prepayment and deliver one or more mortgages or deeds of trust as provided in Section 2.7(d)(ii)(C)). Together with such mortgages and deeds of trust, the Borrowers shall deliver to the Lender title opinions and/or other title information and data acceptable to the Lender.

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(C) Combination Elections. If the Borrowers elect (or are deemed to have elected) to eliminate the Borrowing Base deficiency by a combination of prepayment and mortgaging of additional oil and gas properties in accordance with Section 2.7(d)(i)(C), then within thirty (30) days after the Borrowers’ receipt of the Borrowing Base deficiency notice (or such longer time as determined by the Lender), the applicable Borrower(s) shall execute, acknowledge and deliver to the Lender one or more mortgages or deeds of trust, in form and substance satisfactory to the Lender, covering such additional oil and gas properties and pay the Lender the amount by which the Borrowing Base deficiency exceeds the present values of such additional oil and gas properties in one installment within thirty (30) days after the Borrowers’ receipt of the Borrowing Base deficiency notice or, provided no Event of Default has occurred and is continuing hereunder, in three (3) equal consecutive monthly installments beginning within thirty (30) days after the Borrowers’ receipt of the Borrowing Base deficiency notice and continuing on the same day of each month thereafter.

2.8 Unused Commitment Fee. The Borrowers shall pay to the Lender an unused commitment fee (the “Unused Commitment Fee”) in an amount equal to one half of one percent (.50%) times the daily average of the unadvanced amount of the Available Commitment. As used herein, “Available Commitment” means an amount equal to the lesser of (i) the Commitment or (ii) the Borrowing Base then in effect. Such Unused Commitment Fee shall be calculated on the basis of a year consisting of 360 days. The Unused Commitment Fee shall be payable quarterly in arrears on the last day of each calendar quarter beginning March 31, 2019, with the first payment being for the period from the date of this Agreement through March 31, 2019, and with the final fee payment due on the maturity date of the Note for any period then ending for which the Unused Commitment Fee shall not have been theretofore paid. In the event the maturity date of the Note occurs on any date prior to the end of such quarterly period, the Borrowers shall pay to the Lender on such maturity date, the total Unused Commitment Fee due for the period in which such maturity date occurred.

ARTICLE 3

CONDITIONS PRECEDENT; PROCEDURE FOR BORROWING AND COLLATERAL

3.1 Conditions Precedent to Initial Advance Under the Note. The execution and delivery of this Loan Agreement by the Lender and the making of the initial Advance under the Note is subject to the fulfillment of the following conditions precedent, with all documents to be delivered to the Lender to be in form and substance satisfactory to the Lender:

(a) The Lender shall have received the following documents, appropriately executed and acknowledged and in multiple counterparts as requested by the Lender:

(1) This Agreement and the Note executed by each Borrower;

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(2) A copy of each Borrower’s Franchise Tax Account Status obtained from the website of the Texas Comptroller of Public Accounts, dated reasonably near the date of this Agreement, indicating that each such Borrower’s right to transact business in the State of Texas is intact as a result of its payment of franchise taxes due and payable;

(3) As to each Borrower, a certificate of fact issued by the Secretary of State of the State of Texas, dated reasonably near the date of this Agreement, indicating that such Borrower is in existence in the State of Texas;

(4) As to Mexco and Forman, (i) a certificate of fact or similar certificate, issued by the Secretary of State of the respective state of formation of Mexco and Forman, or (ii) a statement obtained from the website of the Secretary of State of the respective state of formation of Mexco and Forman, in either case dated reasonably near the date of this Agreement, indicating that Mexco and Forman are in existence and/or in good standing, as applicable, in the respective state of formation of Mexco and Forman;

(5) Copies of the certificate of formation or articles of incorporation of each Borrower and all amendments thereto in force and effect as of the date of this Agreement, certified by an officer of the respective Borrower;

(6) Copies of the governing documents of each Borrower and all amendments thereto in force and effect as of the date of this Agreement, certified by an officer of the respective Borrower;

(7) A certificate of borrowing resolutions and incumbency for each Borrower;

(8) Such Deeds of Trust, Mortgages, Line of Credit Mortgages, Assignments, Security Agreements and Financing Statements executed by the Borrower(s) (collectively, the “Deed of Trust”) under which the applicable Borrower(s) grant and convey to and create in favor of Lender first and prior Bank Liens in, to and on the Collateral, as more particularly described in the Deed of Trust;

(9) UCC Financing Statements from each Borrower covering the Collateral;

(10) Notices of Final Agreement from each Borrower;

(11) Such releases of deeds of trust, mortgages, UCC financing statements and other security instruments releasing any existing liens or security interests encumbering the Collateral in favor of Bank of America, N.A. under that certain Loan Agreement dated as of December 31, 2008, by and among the Borrowers, as borrowers, and Bank of America, N.A., as lender, as amended, together with evidence of the payoff of any existing indebtedness of the Borrowers to Bank of America, N.A. under that certain Loan Agreement dated as of December 31, 2008, by and among the Borrowers, as borrowers, and Bank of America, N.A., as lender, as amended, excluding that certain Letter of Credit expiring November 1, 2019 in the amount of $25,000.00 issued by Bank of America, N.A., f/k/a NationsBank of Texas, N.A., f/k/a NationsBank, N.A., for the account of Mexco and for the benefit of the Railroad Commission of Texas; and

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(12) Such other agreements, documents, instruments, certificates, waivers, consents, and evidence as the Lender may reasonably request in compliance with or to accomplish the terms and provisions of any of the Loan Documents;

(b) The representations and warranties of the Borrowers under this Agreement and the other Loan Documents shall be true and correct in all material respects as of the date hereof, as if then made (except to the extent such representations and warranties relate solely to an earlier date);

(c) The Lender shall have received from the Borrowers acceptable title and environmental information covering the Collateral;

(d) The Borrowers and any other Person pledging assets to secure the Obligations shall have obtained releases, in form and substance satisfactory to the Lender, of all liens and security interests burdening such assets;

(e) All requirements of notice necessary to perfect each Bank Lien shall have been accomplished or arrangements made therefore to the satisfaction of the Lender and its counsel;

(f) The Borrowers shall have paid to the Lender an origination fee in the amount of $5,000.00;

(g) No Event of Default or any event or occurrence which solely with the lapse of time or the giving of notice or both will ripen into an Event of Default shall have occurred and be continuing; and

(h) The Borrowers shall have executed and delivered to the Lender an Advance Request Certificate for the initial Advance, which Certificate shall be in the form attached hereto as Exhibit II.

3.2 Conditions Precedent to Subsequent Advances Under the Note. The making of subsequent Advances under the Note is subject to the fulfillment of the following conditions precedent, with all documents to be delivered to the Lender to be in form and substance satisfactory to the Lender:

(a) All of the conditions precedent described in Section 3.1 hereof shall have been fulfilled as of the date of the Advance;

(b) The Borrowers shall have executed and delivered to the Lender an Advance Request Certificate for the particular Advance being requested, which Certificate shall be in the form attached hereto as Exhibit II; and

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(c) The Lender shall have received such other agreements, documents, instruments, certificates, waivers, consents, and evidence as the Lender may reasonably request in compliance with or to accomplish the terms and provisions of any of the Loan Documents.

3.3 Procedure for Borrowing. Whenever the Borrowers desire an Advance, they shall give the Lender facsimile, email or telephonic notice of such requested Advance, and shall accompany such notice with a written Advance Request Certificate, in the form attached hereto as Exhibit II. Each Advance Request Certificate must be received by the Lender no later than 12:00 p.m. Midland, Texas time, one day prior to the date on which an Advance is requested.

3.4 Collateral. The Borrowers’ obligations to the Lender under this Agreement will be secured by Bank Liens covering the Borrowers’ interest in the oil and gas real and personal property collateral described in the Deed of Trust.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

To induce the Lender to enter into this Loan Agreement and to make the Advances to be made hereunder, the Borrowers jointly and severally represent and warrant to the Lender as of the date hereof (which representations and warranties shall survive the delivery of the Note and the making of all Advances hereunder) that:

4.1 Existence and Good Standing. Mexco is a corporation, duly incorporated, legally existing and in good standing under the Laws of the State of Colorado. Forman is a corporation, duly incorporated, legally existing and in good standing under the Laws of the State of New York. Southwest is a corporation, duly incorporated, legally existing and in good standing under the Laws of the State of Texas. TBO is a limited liability company, duly organized, legally existing and in good standing under the Laws of the State of Texas. Mexco and Forman are duly qualified to conduct business in the State of Texas and are in good standing under the Laws of the State of Texas. Each Borrower is duly qualified in all other jurisdictions wherein its operations, transaction of business or ownership of property makes such qualification necessary, except where the failure to so qualify could not cause a Material Adverse Effect.

4.2 Due Authorization. The execution and delivery by the Borrowers of this Loan Agreement and the borrowings hereunder, the execution and delivery by the Borrowers of the Note, the Deed of Trust and the other Loan Documents to which they are a party, the repayment of the Loan and interest and fees provided in the Note and this Loan Agreement, and the performance of all Obligations of the Borrowers under this Loan Agreement, the Note, the Deed of Trust and the other Loan Documents, are within the respective powers of the Borrowers, have been duly authorized by all necessary corporate action as to Mexco, Forman and Southwest and limited liability company action as to TBO and do not (a) require the consent of any Tribunal or other Person which has not been obtained, (b) contravene or conflict with any provision of applicable Law or the organizational documents of the Borrowers, or (c) contravene, conflict with or result in a default under any indenture, instrument, contract or other agreement to which any Borrower is a party.

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4.3 Valid and Binding Obligations. This Loan Agreement and the other Loan Documents to which the Borrowers are parties constitute valid and binding obligations of the Borrowers, enforceable in accordance with their respective terms, except as limited by Debtor Relief Laws.

4.4 Scope and Accuracy of Financial Statements. The financial statements of the Borrowers, if any, which have previously been delivered to the Lender, are complete and correct and fairly present the financial condition and results of operations of the Borrowers as of the dates and for the periods stated, and no change which could cause a Material Adverse Effect has occurred in the financial condition of the Borrowers as represented in such financial statements.

4.5 Material Agreements, Liabilities and Litigation. Except for the Loan Documents and any Material Agreements previously provided to the Lender, there are no Material Agreements, excluding those created in the ordinary course of business, of the Borrowers. The performance by the Borrowers under any Material Agreement will not cause a Material Adverse Effect. Except for (a) liabilities shown in the financial statements of the Borrowers referenced in Section 4.4 above, (b) liabilities incurred in the ordinary course of business since the date of such financial statements, and (c) liabilities otherwise disclosed to the Lender in writing, none of the Borrowers has any material liabilities of any nature, direct or contingent; and none of the Borrowers is in default with respect to any such material liabilities or any Material Agreement by which it is bound. Except as disclosed to the Lender in writing by the Borrowers, there is no judgment against any Borrower, nor is there any Litigation or other action of any nature pending before any Tribunal or, to the knowledge of the Borrowers, threatened against or affecting any Borrower or any Property of any Borrower. None of the Borrowers is, nor will the execution, delivery and performance of and compliance with the terms of any Loan Document cause any Borrower to be, in default (nor has any potential default occurred) under any Material Agreement, other than in each case such defaults or potential defaults which could not, individually or collectively, cause a Material Adverse Effect.

4.6 Authorizations and Consents. No authorization, consent, approval, exemption, franchise, permit or license of, or filing (except for filings required to perfect and maintain perfection of the Liens created by the Security Documents) with, any Tribunal or any third Person is required to authorize, or is otherwise required in connection with, the valid execution, delivery and performance by the Borrowers of this Loan Agreement, the other Loan Documents or any other agreement contemplated hereby or the repayment by the Borrowers of the Obligations.

4.7 Compliance with Laws. Neither the business nor any of the activities of any Borrower as presently conducted violates any applicable Law, the result of which violation could have a Material Adverse Effect. The Borrowers possess all licenses, approvals, registrations, permits and other authorizations necessary to enable them to carry on their respective businesses in all material respects as now conducted.

4.8 Proper Filing of Tax Returns and Payment of Taxes Due. The Borrowers have duly and properly filed all Tax returns which are required to be filed and have paid all Taxes due pursuant to such returns or pursuant to any assessment received, except such Taxes, if any, as are being Contested in Good Faith.

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4.9 Properties; Liens.

(a) With regard to the Collateral, each Borrower executing a Security Document has good and defensible title to all Collateral covered by such Security Document, free and clear of all Liens except Liens permitted under Section 6.1 hereof, and has full authority to create Bank Liens thereon.

(b) The Borrowers have good and defensible title to all of their assets, and except for the Liens permitted under Section 6.1, there is no Lien on any asset of any Borrower.

(c) Subject to the Liens permitted under Section 6.1, and except as may be limited or otherwise affected by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, upon execution, delivery and recording, or filing, as appropriate, the Security Documents will be effective to create in favor of the Lender a legal, valid and continuing first Lien on the Collateral (real, personal, tangible and intangible property) described therein, prior and superior to all other existing or future Liens, and, upon the filing of the appropriate notice documents, will be enforceable as such against creditors and purchasers from the Borrowers, and no other filings, recordings or other actions are necessary or desirable in order to establish, preserve, protect and perfect such Lien in favor of the Lender as a valid and perfected first Lien on such Collateral, except financing or continuation statement(s) which may be required under the Uniform Commercial Code.

4.10 Ownership of Assets. All of the Borrowers’ material assets, including, without limitation, the Collateral and the Borrowers’ patents and other intellectual property rights, are held in the names of the Borrowers.

4.11 Insurance. The Borrowers maintain insurance with respect to their Property and business against such liabilities, casualties, risks and contingencies and in such amounts as are customarily maintained in the industry.

4.12 Place of Business. The chief executive office and principal place of business of each Borrower is located at 415 W. Wall St., Suite 475, Midland, Texas 79701. All records of the Borrowers are maintained at such office.

4.13 Subsidiaries. Forman, Southwest and TBO are direct Subsidiaries of Mexco. Except as to the foregoing named Subsidiaries of Mexco, none of the Borrowers has any Subsidiaries. No Borrower is a member of any general or limited partnership, joint venture or association of any type whatsoever except (a) existing joint ventures with BTA Oil Producers, LLC and/or its Affiliates disclosed to the Lender on or before the date of this Loan Agreement, or (b) associations, joint ventures or other relationships (i) that are established pursuant to a standard form operating agreement or similar agreement or that are partnerships for purposes of federal income taxation only, (ii) that are not corporations or partnerships (or subject to the Uniform Partnership Act) under applicable state law, and (iii) whose businesses are limited to the same or similar businesses as now being conducted by the Borrowers.

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4.14 ERISA. All employee benefits plans maintained by the Borrowers, if any, are in compliance with all funding and other requirements of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and none have been terminated or have accrued any funding deficiency for which any Borrower would be liable under said statute.

4.15 Hazardous Substances. The Borrowers and their respective properties, including, without limitation, the properties subject to the Security Documents, are in compliance in all material respects with applicable state and federal environmental laws and regulations and no Borrower is aware of or has received any notice of, any violation of any applicable state or federal environmental law or regulation and there has not heretofore been filed any complaint, nor commenced any administrative procedure, against any Borrower or any of their respective predecessors, alleging a violation of any environmental law or regulation. Except in compliance with relevant environmental laws, no Borrower has installed, used, generated, stored or disposed of any Hazardous Substances on its properties, including, without limitation, the properties subject to the Security Documents.

4.16 Corporate and Fictitious Names; Trade Names. No Borrower has, during the preceding five (5) years, been known as or used any other corporate, fictitious or trade names.

4.17 Investment Company Act. No Borrower is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

4.18 Public Utility Holding Company Act. No Borrower is a “holding company” or “subsidiary company” of a “holding company,” or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company,” or a “public utility” within the meaning of the Public Utility Holding Company Act of 1935, as amended.

4.19 OFAC. No Borrower or, to the knowledge of any Borrower, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity that is, or is owned or controlled by any individual or entity that is (a) currently the subject or target of any Sanctions, (b) included on OFAC’s List of Specially Designated nationals, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority or (c) located, organized or resident in a Designated Jurisdiction. As used herein, (x) “Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction; (y) “OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury; and (z) “Sanctions” means any international economic sanction administered or enforced by OFAC or other relevant sanctions authority of the United States of America.

4.20 Anti-Corruption Laws. The Borrowers have conducted their businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

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4.21 Full Disclosure. All of the Loan Documents and all written statements furnished by the Borrowers in connection with the consummation of the transactions contemplated by this Loan Agreement, when taken together, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein not misleading as of the date made or deemed made. There are no significant material facts or conditions relating to the Loan Documents, any of the Collateral, or the financial condition or business of any Borrower that could, collectively or individually, cause a Material Adverse Effect and that have not been related to the Lender prior to the execution of this Loan Agreement.

ARTICLE 5

AFFIRMATIVE COVENANTS

As an inducement to the Lender to enter into this Loan Agreement, the Borrowers jointly and severally covenant and agree that, from the date hereof and until termination of this Loan Agreement and payment in full of the Obligations (except as otherwise provided in this Article), unless otherwise agreed to by Lender in writing:

5.1 Financial Statements, Engineering Report and Other Information. The Borrowers will promptly furnish or cause to be furnished to the Lender copies of (i) such information regarding their business and affairs and financial condition as the Lender may reasonably request, and (ii) without request, the following:

(a) as soon as available and in any event within one hundred (100) days after the end of each fiscal year of Mexco, the annual audited financial statements of the Borrowers for such fiscal year, audited (with an opinion satisfactory to the Lender) by a certified public accountant acceptable to the Lender, prepared on a consolidated basis in accordance with GAAP;

(b) as soon as available and in any event within forty-five (45) days after the end of each fiscal quarter of Mexco, an unaudited balance sheet of the Borrowers as of the close of such fiscal quarter and the related unaudited statements of income, cash flows and owners’ equity of the Borrowers for such fiscal quarter, prepared on a consolidated basis in accordance with GAAP;

(c) on or before June 30 of each year, an acceptable engineering report audited by an independent petroleum engineer acceptable to the Lender as of the preceding March 31 covering all of the proved oil and gas properties of the Borrowers, in accordance with Section 2.7(b)(i);

(d) within thirty (30) days after the date of filing with the Securities and Exchange Commission, copies of the Form 10-K Annual Report, Form 10-Q Quarterly Report and Form 8-K Current Report for Mexco;

(e) concurrently with the furnishing of the quarterly financial statements provided for in paragraph (b) above, a compliance certificate in the form of Exhibit III hereto signed by authorized financial officers of the Borrowers;

(f) immediately upon becoming aware of the existence of, or any material change in the status of, any litigation which could cause a Material Adverse Effect if determined adversely against any Borrower, a written communication to the Lender of such matter;

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(g) immediately upon becoming aware of an Event of Default or the existence of any condition or event that constitutes, or with notice or lapse of time, or both, would constitute an Event of Default, a verbal notification to the Lender specifying the nature and period of existence thereof and what action the Borrowers are taking or propose to take with respect thereto and, immediately thereafter, a written confirmation to the Lender of such matters;

(h) immediately upon becoming aware that any Person has given notice or taken any other action with respect to a claimed default under any material indenture, mortgage, deed of trust, promissory note, loan agreement, note agreement, or any other Material Agreement or undertaking to which any Borrower is a party, a verbal notification to the Lender specifying the notice given or action taken by such Person and the nature of the claimed default and what action the Borrowers are taking or propose to take with respect thereto and, immediately thereafter, a written communication to the Lender of such matters; and

(i) immediately upon becoming aware of the commencement of any material action or material proceeding against any of the Borrowers or any of their respective Property by any governmental agency, including, without limitation, the Internal Revenue Service, the Environmental Protection Agency, the U.S. Department of Energy or the Federal Energy Regulatory Commission, a written communication to the Lender of such matter.

All financial statements, schedules and other financial information delivered hereunder shall be prepared in conformity with GAAP and all such items delivered hereunder shall be certified as true and correct by an appropriate authorized financial officer of the Borrowers, by signature and date thereon.

5.2 Taxes and Other Liens. The Borrowers will pay and discharge or cause to be paid and discharged all taxes, assessments and governmental charges or levies imposed upon them or upon their income and profits or upon any of their Property, or upon any part thereof, before the same shall become in default, as well as all lawful claims for labor, materials and supplies or otherwise, which, if not paid, might become a Lien upon such Property or any part thereof; and provided that the Borrowers shall not be required to pay and discharge or cause to be paid or discharged any such tax, assessment, charge, levy or claim contested by them in good faith by appropriate proceedings if they shall have set up adequate reserves therefor in conformity with GAAP.

5.3 Discharge of Contractual Obligations. The Borrowers will, in all material respects, do and perform every act and discharge all of the Obligations provided to be performed and discharged by them under the Loan Documents, and any and all of the instruments or documents referred to or mentioned herein at the time or times and in the manner required.

5.4 Legal Status. The Borrowers will each do or cause to be done all things necessary to preserve, renew and keep in full force and effect their existence, rights, licenses, patents, trademarks, trademark rights, copyrights, permits and franchises and comply in all material respects with all laws and regulations applicable to them, and, further, comply with all applicable laws and regulations, whether now in effect or hereafter enacted or promulgated by any governmental authority having jurisdiction over any of their assets or Property, noncompliance with which could cause a Material Adverse Effect.

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5.5 Financial Covenants.

(a) Senior Debt to EBITDA Ratio. The Borrowers will maintain as of the end of each fiscal quarter, commencing with the fiscal quarter ending December 31, 2018, a Senior Debt to EBITDA Ratio less than or equal to 4.00 to 1.00, measured with respect to the trailing four fiscal quarters. As used herein, (x) “EBITDA” means, for any period, an amount equal to (a) net income (excluding any non-cash revenue or expense associated with hedging transactions resulting from ASC 815 and any non-cash charges attributable to the application of ASC 410) plus without duplication (b) the sum of the following to the extent deducted in the calculation of net income: (i) Interest Expense; (ii) income taxes; (iii) depreciation; (iv) depletion; (v) amortization; (vi) extraordinary losses determined in accordance with GAAP; and (vii) other non-recurring expenses reducing such net income which do not represent a cash item in such period or any future period, minus without duplication (c) the sum of the following to the extent included in the calculation of net income: (i) income tax credits; (ii) extraordinary gains determined in accordance with GAAP; (iii) gains on the sale of assets; and (iv) all non-recurring, non-cash items increasing net income, in each case, of the Borrowers and their Subsidiaries on a consolidated basis in accordance with GAAP; (y) “ASC 410” means the Accounting Standards Codification No. 410 (Asset Retirement and Environmental Obligations), as issued by the Financial Accounting Standards Board, as amended; and (z) “ASC 815” means the Accounting Standards Codification No. 815 (Derivatives and Hedging), as issued by the Financial Accounting Standards Board, as amended.

(b) Minimum Interest Coverage Ratio. The Borrowers will maintain as of the end of each fiscal quarter, commencing with the fiscal quarter ending December 31, 2018, a Minimum Interest Coverage Ratio (EBITDA/Interest Expense) of at least 2.00 to 1.00, with EBITDA and Interest Expense measured with respect to the trailing four fiscal quarters. As used herein, “Interest Expense” means, for any period, the interest expense of the Borrowers and their Subsidiaries on a consolidated basis in accordance with GAAP.

5.6 Maintenance and Evidence of Priority of Bank Liens. The Borrowers shall perform such acts and duly authorize, execute, acknowledge, deliver, file, and record (or cause to be filed and recorded) such additional assignments, security agreements, deeds of trust, mortgages and other agreements, documents, instruments and certificates as the Lender may reasonably deem necessary or appropriate in order to perfect and maintain the Bank Liens and to preserve and protect the Rights of the Lender in respect of all present and future Collateral.

5.7 Insurance.

(a) The Borrowers presently maintain and will continue to maintain such policies of insurance as are customarily carried by companies similarly situated. On or before ten (10) days after the date of this Loan Agreement and thereafter (i) all such policies of insurance shall show the Lender therein as an additional named insured and shall contain loss payable endorsements acceptable to the Lender, (ii) all such policies of insurance shall provide that at least ten (10) days prior written notice of cancellation or notice of lapse must be given to the Lender by the insurer, and (iii) the Borrowers will furnish the Lender with certificates and policies necessary to give the Lender reasonable assurance of the existence of such coverage. The Borrowers agree to notify promptly the Lender of any termination or other material change in insurance coverage, and to provide the Lender with all information about the renewal of each policy at least fifteen (15) days prior to the expiration thereof.

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(b) If any portion of any Collateral securing the Borrowers’ Obligations hereunder is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a Special Flood Hazard Area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or hereafter in effect or successor act thereto), then the Borrowers shall (i) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to mandatory federal flood insurance requirements and (ii) deliver to the Lender evidence of such compliance in form and substance reasonably acceptable to the Lender.

5.8 Reimbursement of Fees and Expenses. The Borrowers agree to pay, on demand, all out-of-pocket fees and expenses, including, without limitation, attorneys’ fees, incurred by the Lender or its designated representatives in connection with the negotiation, preparation and execution of this Loan Agreement, all renewals hereof, the other Loan Documents or other transactions pursuant hereto or to the other Loan Documents, as well as all costs of filing and recordation, all legal and accounting fees, all inspection, title review, lien search, engineering, environmental audit and similar costs related to the evaluation of the Collateral, all costs associated with enforcing or defending any of Lender’s Rights under the Loan Documents (including, without limitation, costs of repossessing, storing, transporting, preserving and insuring any of the Collateral), all court costs associated with enforcing or defending any Rights against any Borrower or any third party challenging said Rights and any other cost or expense incurred by the Lender or its designated representatives in connection herewith or with the other Loan Documents, together with interest at the Highest Lawful Rate per annum on each such amount commencing ten (10) days after the date notice of such expenditure is given to the Borrowers by the Lender until the date it is repaid to the Lender.

5.9 Indemnification. The Borrowers jointly and severally agree to indemnify, defend and hold harmless the Lender, its officers, directors, shareholders, employees, agents, representatives and Affiliates and such Affiliates’ officers, directors, shareholders, employees, agents and representatives (collectively “Indemnitee”), from and against any and all liabilities, obligations, claims, losses, damages, penalties, actions, judgments, suits, remedial actions, costs, expenses or disbursements (collectively, “Claims”) of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against Indemnitee arising from, resulting from or pertaining to (i) the Loan Documents and the transactions and events at any time associated therewith (including, without limitation, the enforcement of the Loan Documents and the defense of Indemnitee’s actions and inactions in connection with the loans hereunder), except to the limited extent such Claims are proximately caused by Indemnitee’s willful misconduct; (ii) the presence of any Hazardous Substances on or under the properties covered by the Security Documents; or (iii) any activity carried on or undertaken on or off the properties covered by the Security Documents, whether prior to or during the term hereof and whether by any Borrower or by any third Person, in connection with the generation, manufacture, production, release, threatened release, discharge, treatment, storage, recycling, removal, handling or disposal of Hazardous Substances at any time located on or under the properties covered by the Security Documents. Indemnitee shall have the right to defend any such Claims, employing its attorneys therefor. While the Borrowers each shall also be entitled to employ its own attorneys and to participate in the defense of any such Claims, Indemnitee shall, if not furnished with reasonable indemnity, have the right to compromise and adjust all such Claims against Indemnitee. The covenants and conditions of this section shall at all times be construed to be personal covenants in favor of Indemnitee and such covenants and conditions shall remain in full force and effect notwithstanding the payment in full of the Obligations and the release, either partially or wholly, of the Bank Liens or any foreclosure thereunder. All such Claims as may be paid by Indemnitee shall bear interest at the Highest Lawful Rate per annum until paid by the Borrowers and shall be part of the Obligations secured by the Bank Liens. THE PARTIES HERETO INTEND FOR THE PROVISIONS OF THIS PARAGRAPH TO APPLY TO AND PROTECT EACH INDEMNIFIED PARTY FROM THE CONSEQUENCES OF STRICT LIABILITY IMPOSED OR THREATENED TO BE IMPOSED ON ANY INDEMNIFIED PARTY AS WELL AS FROM THE CONSEQUENCES OF ITS OWN NEGLIGENCE, WHETHER OR NOT THAT NEGLIGENCE IS THE SOLE, CONTRIBUTING OR CONCURRING CAUSE OF ANY CLAIMS INDEMNIFIED AGAINST IN THIS PARAGRAPH.

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5.10 Curing of Defects. The Borrowers will promptly cure any defects in the execution and delivery of any of the Loan Documents, and in any other instrument or document referred to or mentioned herein or therein. The Borrowers will immediately execute and deliver to the Lender, upon request, all such other and further instruments as may be reasonably required or desired by the Lender from time to time in compliance with or accomplishment of the covenants and agreements of the Borrowers made in the Loan Documents.

5.11 Inspection and Visitation. The Borrowers will grant the Lender and its agents and representatives access to all of their books and records and allow inspection and copying of same, as applicable, by the Lender or its designated representatives at any time during normal business hours or such other time as the Lender may reasonably request. The Borrowers will permit the Lender and its agents and representatives to enter and visit, at any reasonable time, after giving reasonable notice to the Borrowers, the real property Collateral and any other locations where any personal property Collateral securing this Loan Agreement is located, for the purposes of observing the Collateral, taking and removing environmental samples, and conducting tests on any part of the Collateral. The Borrowers shall reimburse the Lender on demand for the costs of any such environmental investigation and testing. The Lender will make reasonable efforts during any site visit, observation or testing conducted pursuant this paragraph to avoid interfering with the Borrowers’ use of the real property and personal property Collateral. The Lender is under no duty, however, to visit or observe the real property or the personal property Collateral or to conduct tests, and any such acts by the Lender will be solely for the purposes of protecting the Lender’s security and preserving the Lender’s rights under this Loan Agreement. No site visit, observation or testing or any report or findings made as a result thereof (“Environmental Report”) (a) will result in a waiver of any default of the Borrowers; (b) impose any liability on the Lender; or (c) be a representation or warranty of any kind regarding the real property or the personal property Collateral (including, without limitation, its condition or value or compliance with any laws) or the Environmental Report (including, without limitation, its accuracy or completeness). In the event the Lender has a duty or obligation under applicable laws, regulations or other requirements to disclose an Environmental Report to the Borrowers or any other party, the Borrowers authorize the Lender to make such a disclosure. The Lender may also disclose an Environmental Report to any regulatory authority, and to any other parties as necessary or appropriate in the Lender’s judgment. The Borrowers further understand and agree that any Environmental Report or other information regarding a site visit, observation or testing that is disclosed to the Borrowers by the Lender or its agents and representatives is to be evaluated (including, without limitation, any reporting or other disclosure obligations of the Borrowers) by the Borrowers without advice or assistance from the Lender.

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5.12 Compliance. The Borrowers will observe and comply with:

(a) all laws, statutes, codes, acts, ordinances, rules, regulations, directions and requirements of all federal, state, county, municipal and other governments, departments, commissions, boards, courts, authorities, officials and officers, domestic and foreign, where the failure to observe or comply could cause a Material Adverse Effect; and

(b) all orders, judgments, decrees, injunctions, certificates, franchises, permits, licenses and authorizations of all federal, state, county, municipal and other governments, departments, commissions, boards, courts, authorities, officials and officers, domestic and foreign, where the failure to observe or comply could cause a Material Adverse Effect.

5.13 Compliance with Environmental Laws. The Borrowers are and will remain in compliance in all material respects with all state and federal environmental laws and regulations, and no Borrower will place or permit to be placed any Hazardous Substances on any of its Properties in violation of applicable state and federal environmental laws. In the event any Borrower should discover any Hazardous Substances on any of its Properties which could result in a breach of the foregoing covenant, it shall notify the Lender within three (3) days after such discovery. Each Borrower shall dispose of all material amounts of Hazardous Substances generated by it only at facilities and/or with carriers that maintain valid governmental permits under the Resource Conservation and Recovery Act, 42 U.S.C. §6901, or successor statute(s). In the event of any notice or filing of any complaint or commencement of any administrative hearing or procedure against any Borrower alleging a violation of any environmental law or regulation, the Borrowers shall give notice to the Lender within five (5) days after any Borrower has received notice of such notice or filing.

5.14 Use of Proceeds. All proceeds of the Advances made pursuant to this Loan Agreement shall be used by the Borrowers (a) for general working capital purposes, and (b) to pay off existing indebtedness owed to Bank of America, N.A. under that certain Loan Agreement dated as of December 31, 2008, by and among the Borrowers, as borrowers, and Bank of America, N.A., as lender, as amended (excluding that certain Letter of Credit expiring November 1, 2019 in the amount of $25,000.00 issued by Bank of America, N.A., f/k/a NationsBank of Texas, N.A., f/k/a NationsBank, N.A., for the account of Mexco and for the benefit of the Railroad Commission of Texas). The proceeds of any Advance are not and will not be used directly or indirectly for the purpose of purchasing or carrying, or for the purpose of extending credit to others for the purpose of purchasing or carrying, any margin stock as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System, as amended, or in violation of Regulations G, U or X.

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5.15 Lender as Sole Depository. Beginning on or before ninety (90) days after the date of this Loan Agreement and thenceforth, the Borrowers shall maintain the Lender as their sole depository bank, including for the maintenance of all business, cash management, operating and administrative deposit accounts, but excluding that certain cash collateral account in an amount not to exceed $26,250.00 maintained with Bank of America, N.A. as cash collateral in connection with that certain Letter of Credit expiring November 1, 2019 in the amount of $25,000.00 issued by Bank of America, N.A., f/k/a NationsBank of Texas, N.A., f/k/a NationsBank, N.A., for the account of Mexco and for the benefit of the Railroad Commission of Texas.

ARTICLE 6

NEGATIVE COVENANTS

As an inducement to the Lender to enter into this Loan Agreement, the Borrowers jointly and severally hereby covenant and agree that, from the date hereof and until termination of this Loan Agreement and payment in full of the Obligations (except as otherwise provided in this Article), unless otherwise agreed to by the Lender in writing:

6.1 Liens. The Borrowers will not create, assume or suffer to exist any Lien upon any of its Properties or assets now owned or hereafter acquired securing any indebtedness other than the Obligations or acquire or agree to acquire any property under any conditional sale agreement or other title retention agreement, excluding, however, from the operation of this section:

(a) Liens for taxes, assessments or other governmental charges or levies that are not delinquent or that are in good faith being contested or litigated, if such reserve as shall be required by GAAP shall have been made therefor, provided, that this exception shall not allow any Lien imposed by the U.S. Government for failure to pay income, payroll, FICA or similar taxes;

(b) mechanics’, carriers’, workmen’s, repairman’s or other like Liens arising in the ordinary course of business securing obligations less than forty-five (45) days from the date of invoice, and on which no suit to foreclose has been filed, or which are in good faith being contested or litigated, if such reserve as shall be required by GAAP shall have been made therefor;

(c) Liens created by or resulting from any litigation or legal proceeding that is currently being contested in good faith by appropriate proceedings, if such reserve as shall be required by GAAP shall have been made therefor;

(d) Liens, charges and encumbrances incidental to the conduct of their business or the ownership of their Properties or assets, which were not incurred in connection with the borrowing of money or the obtaining of advances or credit and that do not materially detract from the value of such Property or assets or materially impair the use thereof in the operation of their business;

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(e) landlords’ Liens for rental not yet due and payable and which, to the extent the same encumbers any of the Collateral, are subordinate to the Bank Liens;

(f) deposits or pledges to secure payments of workmen’s compensation, unemployment insurance, old age pensions or other social security;

(g) that certain cash collateral account in an amount not to exceed $26,250.00 maintained with Bank of America, N.A. as cash collateral in connection with that certain Letter of Credit expiring November 1, 2019 in the amount of $25,000.00 issued by Bank of America, N.A., f/k/a NationsBank of Texas, N.A., f/k/a NationsBank, N.A., for the account of Mexco and for the benefit of the Railroad Commission of Texas; and

(h) the Bank Liens.

6.2 Other Debt of Borrower. The Borrowers will not create, assume, incur or have outstanding, or in any manner become or be liable directly or indirectly (whether by way of guaranty or otherwise) in respect of, any indebtedness for borrowed money (including, without limitation, any guaranty of any indebtedness for borrowed money of any third party, insider or Affiliate) or the purchase price of any property (including, without limitation, direct, indirect and capitalized leases), except: (a) the Loan hereunder or other Obligations to the Lender, (b) unsecured current accounts payable for services furnished and for the purchase price of materials and supplies acquired in the ordinary course of their business, provided such accounts are paid within forty-five (45) days of the due date or are being Contested in Good Faith, or paid pursuant to other terms agreed to between the Borrowers and the account creditor, and (c) amounts outstanding under that certain Letter of Credit expiring November 1, 2019 in the amount of $25,000.00 issued by Bank of America, N.A., f/k/a NationsBank of Texas, N.A., f/k/a NationsBank, N.A., for the account of Mexco and for the benefit of the Railroad Commission of Texas.

6.3 Guaranty of Payment or Performance. No Borrower will guarantee or otherwise be or become liable in connection with any obligation of any Person, except as to (a) the Obligations under the Loan Documents or other obligations in favor of the Lender, and (b) endorsements of instruments for collection in the ordinary course of business.

6.4 ERISA Compliance. No Borrower will at any time permit any plan subject to ERISA maintained by it to (i) engage in any “prohibited transaction” as such term is defined in Section 4975 of the Internal Revenue Code of 1986, as amended, or any successor statute(s); (ii) incur any “accumulated funding deficiency” as such term is defined in Section 302 of ERISA, or any successor statute(s); or (iii) terminate any such plan in a manner which could result in the imposition of a Lien on its Property pursuant to Section 4068 of ERISA, or any successor statute(s).

6.5 Cancellation of Insurance. No Borrower will allow any insurance policy required to be carried hereunder to be terminated or lapse or expire without provision for adequate renewal or replacement thereof.

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6.6 Options, Warrants, Dividends and Distributions. No Borrower will (a) create any additional class of stock or partnership, membership or equity interests or issue any warrants, options, convertible debt, rights or other stock or partnership, membership or equity securities or declare, pay or make, any dividend or distribution on any of its stock or partnership, membership or equity interests, except (i) dividends paid in capital stock, or (ii) subject to the Lender’s prior written approval, which approval shall be at the Lender’s sole discretion, cash dividends, or (b) grant or make any loans or advances to any of its shareholders, partners, owners, members, officers or directors.

6.7 Disposition of Assets by the Borrowers. No Borrower will sell, transfer, lease, exchange, alienate or otherwise dispose of (a) any of the Collateral, or (b) any of its other Property, except in the ordinary course of its business.

6.8 Changes in Structure; Location. No Borrower will (a) amend or otherwise modify its organizational documents; (b) change its structure in any manner that could cause a Material Adverse Effect; (c) form any new Subsidiary; (d) liquidate, wind up or dissolve (or suffer any liquidation or dissolution); (e) consolidate with, merge into, or acquire any party, or permit any party to consolidate with, merge into, or acquire it; (f) convey, sell, lease, assign, transfer or otherwise dispose of all or substantially all of its Property or business; or (g) change the location of its principal place of business or chief executive office.

6.9 Transactions with Affiliates. No Borrower will directly or indirectly enter into any transaction (including, but not limited to, the sale, lease or exchange of Property or the rendering of services) with any of its Affiliates, other than in the ordinary course of business and upon fair and reasonable terms no less favorable than could be obtained in an arm’s length transaction with a Person which was not an Affiliate.

6.10 Nature of Business; Management. No Borrower will make any substantial change in the nature of its business as conducted as of the date hereof. No Borrower will make any substantial change in the present executive or management personnel of such Borrower.

6.11 No Violation of Sanctions. No Borrower will, directly or indirectly, use the proceeds of any loan issued hereunder, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by an individual or entity of Sanctions.

6.12 Investments. No Borrower will make or commit to make, any advance, loan, extension of credit or capital contribution to, or purchase of any stock, bonds, notes, debentures or other securities of, or make any other investment in any Person, or accept any item in satisfaction of indebtedness (all of the aforesaid transactions being herein called “Investments”), except:

(a) Investments in accounts, contract rights and chattel paper (as defined in the Uniform Commercial Code), and notes receivable, arising or acquired in the ordinary course of business;

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(b) Investments with maturities of not more than 180 days in direct obligations of the United States of America, or obligations, the principal and interest of which are unconditionally guaranteed by the United States of America;

(c) Investments existing as of the date of this Loan Agreement and reflected in the financial statements delivered to the Lender prior to the date of this Loan Agreement; and

(d) Investments in the Borrowers’ current Subsidiaries.

6.13 Accounting Method and Fiscal Year. No Borrower will make any change in its present accounting method or change its present fiscal year.

6.14 Commodity Hedging. No Borrower shall enter into any hedge contract which is applicable to all or any portion of production from the Collateral without the Lender’s prior written consent, and as to any such hedge contract consented to by the Lender, such hedge contract shall not be cancelled, liquidated or “unwound” without the prior written consent of the Lender.

6.15 Anti-Corruption. No Borrower will, directly or indirectly, use the proceeds of any loan issued hereunder for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, or other similar anti-corruption legislation in other jurisdictions.

ARTICLE 7

EVENTS OF DEFAULT

7.1 Events of Default. If any one or more of the following shall occur and shall not have been remedied in the period, if any, described below, an “Event of Default” shall be deemed to have occurred hereunder and with respect to all of the Obligations, unless waived in writing by the Lender:

(a) Failure to pay when due any Obligation or liability contained or referred to in this Loan Agreement, the Note, any other Loan Document or in any other agreement between any Borrower and the Lender, including without limitation, any principal or interest due on the Note or any commitment or other fee due hereunder;

(b) Any financial statement, representation, warranty or certificate made or furnished by or on behalf of any Borrower to the Lender in connection with this Loan Agreement or other Loan Document, or as an inducement to the Lender to enter into this Loan Agreement, or in any instrument furnished in compliance with or in reference to this Loan Agreement or any other Loan Document, shall be materially false, incorrect, or incomplete at or as of the time made;

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(c) Default shall be made by any Borrower in payment or performance of any bond, debenture, note or other evidence of Debt for borrowed money, or under any credit agreement, loan agreement, indenture or similar agreement or instrument executed in connection with any of the foregoing, if the effect of such default is, or with notice or the passage of time or both would be, to accelerate the maturity of any indebtedness, or any Borrower shall fail to pay any indebtedness at maturity;

(d) Any loss, substantial damage, destruction, sale or encumbrance of any Collateral, except as herein permitted, or the making of any levy, seizure, garnishment, or attachment thereof or thereon;

(e) Default shall occur in the performance or observance of any covenant, agreement, duty or obligation of any Borrower contained herein or in any of the other Loan Documents;

(f) Any Borrower shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator of it or of all or a substantial part of its assets; (ii) admit insolvency or be unable, or admit in writing its inability, to pay its debts as they become due; (iii) make a general assignment for the benefit of creditors; (iv) be adjudicated as bankrupt or insolvent or file a voluntary petition in bankruptcy; (v) file a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any Debtor Relief Laws; (vi) file an answer consenting to, admitting the material allegations of or otherwise not controverting, or fail to timely controvert a petition filed against it seeking relief under Debtor Relief Laws; or (vii) take any action (corporate or otherwise) for the purpose of effecting any of the foregoing;

(g) Any order for relief shall be entered against any Borrower under any Debtor Relief Laws, which order is not stayed, or upon the entry of an order, judgment or decree by operation of Law or by a court of competent jurisdiction which is not stayed, ordering relief against any Borrower under, or approving as properly filed, a petition seeking relief against any Borrower under the provisions of any Debtor Relief Laws, or appointing a receiver, liquidator, assignee, sequestrator, trustee or custodian of any Borrower or of any substantial part of its respective Property, or ordering the reorganization, winding up or liquidation of any Borrower’s affairs, or upon the expiration of sixty (60) days after the filing of any involuntary petition against any Borrower seeking any of the relief specified in the preceding subsections or this subsection without the petition being Contested in Good Faith prior to that time;

(h) Any Borrower shall take any action looking to the winding up, dissolution or termination of such entity;

(i) Any of the Security Documents shall for any reason, except to the extent permitted by the terms hereof or thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms, cease to create a valid Lien of the priority required thereby on any of the Collateral purported to be covered thereby, or, upon perfection, cease to be a perfected Lien of the priority required thereby on any of the Collateral purported to be covered thereby;

(j) Except as otherwise permitted herein, upon any merger or consolidation of any Borrower, or upon the transfer or sale of substantially all the assets of any Borrower;

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(k) The Lender, in good faith, believes that the prospect of payment or performance of any agreements or obligations between any Borrower and the Lender is impaired or that any of the Collateral is in danger of misuse, loss, seizure or confiscation;

(l) The occurrence of any Change of Control. As used herein, “Change of Control” means any event or series of events by which (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) other than Nicholas C. Taylor or Howard Cox becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 25% or more of the equity securities of Mexco entitled to vote for members of the board of directors or equivalent governing body of Mexco on a fully-diluted basis (and taking into account all such securities that such “person” or “group” has the right to acquire pursuant to any option right); or (ii) during any period of 24 consecutive months, a majority of the members of the board of directors or other equivalent governing body of Mexco cease to be composed of individuals (x) who were members of that board or equivalent governing body on the first day of such period, (y) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (x) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (z) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (x) and (y) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; or (iii) Mexco shall cease for any reason to have record and beneficial ownership, directly or indirectly, of 100% of the equity interests in Forman, Southwest or TBO entitled to vote for the board of directors, managers or other applicable governing body thereof;

(m) Any final judgment(s) for the payment of money in excess of $25,000.00 in the aggregate, excluding judgments for claims covered by insurance, are rendered against any Borrower and the same shall remain undischarged for a period of thirty (30) consecutive days during which execution shall not be effectively stayed; or notice of intent to levy by any governmental agency or body (whether local, state or federal) is issued to or against any Borrower or any of its Properties for an amount in excess of $25,000.00;

(n) Any Lien for failure to pay income, payroll, FICA or similar taxes shall be filed by the U.S. Government or any agent or instrumentality thereof against any Borrower or any of its assets, which is not thereafter satisfied or disputed in good faith within forty-five (45) days of such Lien arising;

(o) The occurrence of any acceleration, notice of default, filing of suit or notice of breach by any other party to any Material Agreement to which any Borrower is a party wherein the amount involved or claimed exceeds $50,000.00, following the passage of any grace period provided for thereunder;

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(p) The occurrence of any event which could cause a Material Adverse Effect; or

(q) Any “Event of Default” occurring under any Security Document, the Note or any other Loan Document.

7.2 Rights Upon Occurrence of an Event of Default.

(a) Upon the occurrence of any Event of Default, (i) all obligations of the Lender, if any, under this Loan Agreement to advance funds under the Note shall immediately and automatically cease and terminate, and (ii) the Lender may declare all of the Obligations (including, without limitation, the unpaid principal balance of and all accrued interest on the Note) to be forthwith due and payable, whereupon the same shall forthwith become due and payable without further presentment, demand, notice of default, protest, notice of protest or dishonor, notice of nonpayment, notice of acceleration or the intent to accelerate, or other notice of any kind, all of which the Borrowers hereby expressly waive, anything contained herein, in the Note or in any of the other Loan Documents to the contrary notwithstanding; provided that any default under subsections (f) or (g) of Section 7.1 shall result in all of the Obligations becoming immediately due and payable in full without the necessity of any act by the Lender.

(b) In addition to the foregoing, the Lender may, in its discretion, but shall not be required to, exercise such Rights as are provided it in any of the Loan Documents or at law or in equity. Nothing contained in this Article 7 shall be construed to limit or amend in any way the Events of Default enumerated in the other Loan Documents or any other document executed in connection with the transactions contemplated herein. Further, in such event, the Lender shall have all other Rights afforded to it with respect to the Borrowers or any of the Collateral under any of the Loan Documents or under any applicable law or in equity.

ARTICLE 8

MISCELLANEOUS

8.1 Survival of Representations and Warranties. All representations and warranties of the Borrowers herein, and all covenants, agreements, duties and obligations of the Borrowers herein not fully performed on or before the date of this Loan Agreement, shall survive such date.

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8.2 Communications. Unless specifically provided otherwise, whenever any Loan Document requires or permits any consent, approval, notice, request, or demand from one party to another, such communication must be in writing (which may be by facsimile or e-mail) to be effective and shall be deemed to have been given on the day actually delivered, or, if sent by overnight courier, on the next Business Day after it is enclosed in an envelope, addressed to the party to be notified at the address stated below, sealed, and deposited with such overnight carrier with the delivery fee properly tendered, or if mailed with the U.S. postal service, on the third day (or if such third day is not a Business Day, then on the next succeeding Business Day) after it is enclosed in an envelope, addressed to the party to be notified at the address stated below, properly stamped with first-class postage, sealed, and deposited in the appropriate official postal service; provided that notices and other communications sent to an e-mail address shall be deemed received only upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and provided further that as to any notice, email or other communication sent electronically by e-mail or facsimile, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or other communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient. Until changed by notice pursuant hereto, the address, facsimile number and e-mail address for each party for purposes hereof is as follows:

BORROWERS:	MEXCO ENERGY CORPORATION
Attn: Nicholas C. Taylor
415 W. Wall St., Suite 475
Midland, Texas 79701
Facsimile: (432) 682-1123
Email: tmccomic@sbcglobal.net

FORMAN ENERGY CORPORATION
Attn: Nicholas C. Taylor
415 W. Wall St., Suite 475
Midland, Texas 79701
Facsimile: (432) 682-1123
Email: tmccomic@sbcglobal.net

SOUTHWEST TEXAS DISPOSAL CORPORATION
Attn: Nicholas C. Taylor
415 W. Wall St., Suite 475
Midland, Texas 79701
Facsimile: (432) 682-1123
Email: tmccomic@sbcglobal.net

TBO OIL & GAS, LLC
Attn: Nicholas C. Taylor
415 W. Wall St., Suite 475
Midland, Texas 79701
Facsimile: (432) 682-1123
Email: tmccomic@sbcglobal.net

LENDER:	WEST TEXAS NATIONAL BANK
Attn: James Knipe
6 Desta Drive, Suite 2400
Midland, Texas 79705
Facsimile: (432) 570-1783
Email: jknipe@wtnb.com

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8.3 Non-Waiver.

(a) The acceptance by the Lender at any time and from time to time of part payment on the Obligations shall not operate as a waiver of any Event of Default then existing.

(b) No waiver by the Lender of any Event of Default shall operate as a waiver of any other then existing or subsequent Event of Default.

(c) No delay or omission by the Lender in exercising any Rights shall impair such Rights or operate as a waiver thereof, nor shall any single or partial exercise of any such Rights preclude other or further exercise thereof, or the exercise of any other Rights under the Loan Documents or otherwise.

(d) No notice or demand given by the Lender in any case shall operate as a waiver of the Lender’s right to take other action in the same, similar or other instances without such notice or demand.

(e) No Advance hereunder shall operate as a waiver by the Lender of (i) the representations, warranties or covenants of the Borrowers under the Loan Documents; (ii) any Event of Default; or (iii) any of the conditions to the Lender’s obligation, if any, to make further Advances.

8.4 Strict Compliance. If any action or failure to act by any Borrower violates any covenant of any Borrower contained herein or in any other Loan Documents, then such violation shall not be excused by the fact that such action or failure to act would otherwise be permitted by any covenant (or exception to any covenant) other than the covenant violated.

8.5 Cumulative Rights. The Rights of the Lender under the Loan Documents are in addition to all other Rights provided by law, whether or not the Obligations are due and payable and whether or not the Lender has instituted any suit for collection or other action in connection with the Loan Documents.

8.6 GOVERNING LAW. THIS LOAN AGREEMENT HAS BEEN PREPARED, IS BEING EXECUTED AND DELIVERED, AND IS INTENDED TO BE PERFORMED, IN THE STATE OF TEXAS. THE SUBSTANTIVE LAWS OF SUCH STATE AND THE APPLICABLE FEDERAL LAWS OF THE UNITED STATES OF AMERICA SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF THIS LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW; PROVIDED, HOWEVER, THAT THE RIGHTS PROVIDED IN THE LOAN DOCUMENTS WITH REFERENCE TO PROPERTIES SITUATED IN OTHER STATES MAY BE GOVERNED BY THE LAWS OF SUCH OTHER STATES.

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8.7 CHOICE OF FORUM; CONSENT TO SERVICE OF PROCESS AND JURISDICTION; WAIVER OF JURY TRIAL. ANY SUIT, ACTION OR PROCEEDING AGAINST ANY BORROWER ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR ANY JUDGMENT ENTERED BY ANY COURT IN RESPECT THEREOF, MAY BE BROUGHT OR ENFORCED IN THE COURTS OF THE STATE OF TEXAS, COUNTY OF MIDLAND, OR IN THE UNITED STATES COURTS LOCATED IN THE STATE OF TEXAS, COUNTY OF MIDLAND, OR IN THE UNITED STATES COURTS LOCATED IN THE STATE OF TEXAS, AS THE LENDER IN ITS SOLE DISCRETION MAY ELECT, AND EACH BORROWER HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS FOR THE PURPOSE OF ANY SUCH SUIT, ACTION OR PROCEEDING. EACH BORROWER HEREBY IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN ANY SUIT, ACTION OR PROCEEDING IN ANY OF SAID COURTS BY THE MAILING THEREOF BY THE LENDER BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH BORROWER AT ITS RESPECTIVE ADDRESS SET FORTH HEREIN. EACH BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTIONS THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS BROUGHT IN ANY OF SAID COURTS AND HEREBY FURTHER UNCONDITIONALLY, IRREVOCABLY AND VOLUNTARILY, WITH AND UPON ADVICE OF COUNSEL, WAIVES, RELINQUISHES AND FOREVER FOREGOES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND ANY RIGHT GRANTED BY STATUTE, RULE OF COURT OR OTHERWISE TO HAVE SUCH SUIT, ACTION OR PROCEEDING TRIED BY A JURY.

8.8 Enforceability. If one or more of the provisions contained in the Loan Documents shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of the Loan Documents or any other instrument referred to herein.

8.9 Binding Effect. The Loan Documents shall be binding upon and inure to the benefit of the Borrowers and the Lender and their respective successors and assigns; provided, however, that no Borrower shall assign any Rights, duties or obligations under the Loan Documents without the prior written consent of the Lender.

8.10 No Third Party Beneficiary.

(a) The parties do not intend the benefits of the Loan Documents to inure to any third party, nor shall the Loan Documents be construed to make or render the Lender liable to any third party, including, without limitation, any materialman, supplier, contractor, subcontractor, purchaser, lessor or lessee having a claim against any Borrower. Notwithstanding anything contained in the Loan Documents, or any conduct or course of conduct by any or all of the parties hereto, whether before or after signing this Loan Agreement or any other Loan Document, no Loan Document shall be construed as creating any right, claim or cause of action against the Lender in favor of any third party, including, without limitation, any materialman, supplier, contractor, subcontractor, purchaser, lessor or lessee having a claim against any Borrower.

(b) All conditions to the obligation of the Lender to make Advances hereunder are imposed solely and exclusively for the benefit of the Lender, and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that the Lender will make or refuse to make Advances in the absence of strict compliance therewith, and any or all of such conditions may be freely waived in whole or in part by the Lender at any time if the Lender, in its sole and absolute discretion, deems it advisable to do so.

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8.11 Delegation by Lender. The Lender may perform any of its duties or exercise any of its Rights by or through its officers, directors, employees, attorneys, agents or other representatives.

8.12 Setoff. The Borrowers hereby grant to the Lender (and to each participant to whom the Lender has conveyed or may hereafter convey a participation in the Note) the right of setoff to secure payment of the Obligations upon any and all moneys, securities or other Property of the Borrowers and the proceeds therefrom, now or hereafter held or received by or in transit to, the Lender or any such participant or any agent of the Lender or such participant, from or for the account of the Borrowers, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and also upon any and all deposits (general or specific) and credits of the Borrowers and any and all claims of the Borrowers against the Lender or any such participant at any time existing. Any such setoff may be made without prior notice to the Borrowers or to any other party, any such notice being waived by the Borrowers to the fullest extent permitted by law. The Lender agrees promptly to notify the Borrowers after any such setoff and application; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application.

8.13 Additional Documents. It is contemplated that there may be certain supplementary and/or corrective mortgages, deeds of trust, security agreements and similar items prepared by the Lender to be executed by the Borrowers subsequent hereto, as well as certain other corrective and additional documentation not executed concurrently with this Loan Agreement because of the unavailability of information such as property and collateral descriptions at the time of the execution hereof. The Borrowers hereby agree to cooperate with the Lender and provide such information in connection therewith as the Lender may reasonably request, and to execute and deliver such other and further documentation as the Lender shall reasonably request so as to provide the Lender with a Bank Lien on the Collateral and such other assets of the Borrowers as the Lender may request.

8.14 Counterparts. This Loan Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

8.15 Amendments. This Loan Agreement, any other Loan Document or any provision hereof or thereof may not be amended, changed, modified, waived, discharged or terminated orally, but only by an instrument in writing signed by the Borrowers and the Lender.

8.16 Headings. All headings used herein are for convenience and reference purposes only and shall not affect the substance of this Loan Agreement.

8.17 Exhibits and Schedules. The exhibits and schedules attached to this Loan Agreement are incorporated herein and shall be considered a part of this Loan Agreement for the purposes stated herein.

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8.18 Conflicts. In the event that there exists any conflict or inconsistency between the terms of this Loan Agreement and the terms of any other Loan Document, the terms of this Loan Agreement shall govern and control, provided that the fact that any representation, warranty or covenant contained in any other Loan Document is not contained herein shall not be, or be deemed to be, a conflict or inconsistency.

8.19 Entirety. This Loan Agreement and the other Loan Documents embody the entire agreement among the parties and supersede and supplant all prior agreements and understandings with respect to the matters contained herein.

8.20 Participations. The Lender may at any time, or from time to time, sell or agree to sell to one or more other Persons a participation in all or any part of the Obligations, in which event each such other participant shall be entitled to the rights and benefits under this Loan Agreement and the other Loan Documents. It is understood and agreed that the Lender may provide to participants and prospective participants financial information and reports and data concerning the Borrowers and their properties and operations as have been provided to the Lender pursuant to this Loan Agreement.

8.21 USA Patriot Act Notice. The Lender hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrowers, which information includes the names and addresses of the Borrowers and other information that will allow the Lender to identify the Borrowers in accordance with the Patriot Act.

8.22 Joint and Several Liability.

(a) Each Borrower agrees that it is jointly and severally liable to the Lender for the payment of all Obligations arising under this Loan Agreement and the other Loan Documents, and that such liability is independent of the obligations of the other Borrower(s). Each obligation, promise, covenant, representation and warranty in this Loan Agreement and the other Loan Documents shall be deemed to have been made by, and be binding upon, each Borrower, unless this Loan Agreement or such other Loan Document expressly provides otherwise. The Lender may bring an action against any Borrower, whether an action is brought against the other Borrower(s).

(b) Each Borrower agrees that any release which may be given by the Lender to the other Borrower(s) or any guarantor will not release such Borrower from its obligations under this Loan Agreement or the other Loan Documents.

(c) Each Borrower waives any right to assert against the Lender any defense, setoff, counterclaim, or claims which such Borrower may have against the other Borrower(s) or any other party liable to the Lender for the obligations of the Borrower under this Agreement and the other Loan Documents.

(d) Each Borrower waives any defense by reason of any other Borrower’s or any other Person’s defense, disability, or release from liability. The Lender can exercise its rights against each Borrower even if any other Borrower or any other Person no longer is liable because of a statute of limitations or for other reasons.

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(e) Each Borrower agrees that it is solely responsible for keeping itself informed as to the financial condition of the other Borrower(s) and of all circumstances which bear upon the risk of nonpayment. Each Borrower waives any right it may have to require the Lender to disclose to such Borrower any information which the Lender may now or hereafter acquire concerning the financial condition of the other Borrower(s).

(f) Each Borrower waives all rights to notices of default or nonperformance by any other Borrower under this Loan Agreement or any other Loan Document. Each Borrower further waives all rights to notices of the existence or the creation of new indebtedness by any other Borrower and all rights to any other notices to any party liable on any of the credit extended under this Loan Agreement or under any other Loan Document.

(g) The Borrowers represent and warrant to the Lender that each will derive benefit, directly and indirectly, from the collective administration and availability of credit under this Loan Agreement. The Borrowers agree that the Lender will not be required to inquire as to the disposition by any Borrower of funds disbursed in accordance with the terms of this Loan Agreement or any other Loan Document.

(h) Until all obligations of the Borrowers to the Lender under this Loan Agreement and the other Loan Documents have been paid in full and any commitments of the Lender or facilities provided by the Lender under this Loan Agreement and the other Loan Documents have been terminated, each Borrower (i) waives any right of subrogation, reimbursement, indemnification and contribution (contractual, statutory or otherwise), including, without limitation, any claim or right of subrogation under the Bankruptcy Code (Title 11, United States Code) or any successor statute, which such Borrower may now or hereafter have against any other Borrower with respect to the indebtedness incurred under this Agreement or any other Loan Document, (ii) waives any right to enforce any remedy which the Lender now has or may hereafter have against any other Borrower, and (iii) waives any benefit of, and any right to participate in, any security now or hereafter held by the Lender.

(i) Each Borrower waives any right to require the Lender to proceed against any other Borrower or any other Person, to proceed against or exhaust any security, or to pursue any other remedy. Further, each Borrower consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of the Borrowers under this Loan Agreement or the other Loan Documents or which, but for this provision, might operate as a discharge of a Borrower.

8.23 Notice of Final Agreement. THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed effective as of the date first above written.

BORROWERS:

MEXCO ENERGY CORPORATION

By:	/s/ Nicholas C. Taylor
Nicholas C. Taylor
Chairman of the Board and
Chief Executive Officer

FORMAN ENERGY CORPORATION

By:	/s/ Nicholas C. Taylor
Nicholas C. Taylor
Chairman of the Board and
Chief Executive Officer

SOUTHWEST TEXAS DISPOSAL CORPORATION

By:	/s/ Nicholas C. Taylor
Nicholas C. Taylor
Chairman of the Board and
Chief Executive Officer

TBO OIL & GAS, LLC

By:	/s/ Nicholas C. Taylor
Nicholas C. Taylor
Chairman of the Board and
Chief Executive Officer

LENDER:

WEST TEXAS NATIONAL BANK

By:	/s/ James Knipe
James Knipe
Vice President

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Exhibit I

Form of Note

REVOLVING LINE OF CREDIT PROMISSORY NOTE

$1,000,000.00	December ___, 2018

1. For value received, MEXCO ENERGY CORPORATION, a Colorado corporation (“Mexco”), FORMAN ENERGY CORPORATION, a New York corporation (“Forman”), SOUTHWEST TEXAS DISPOSAL CORPORATION, a Texas corporation (“Southwest”), and TBO OIL & GAS, LLC, a Texas limited liability company (“TBO”, and together with Mexco, Forman and Southwest, collectively, the “Makers” or individually a “Maker”), jointly and severally, promise to pay to the order of WEST TEXAS NATIONAL BANK, a national bank (the “Lender”), at its offices at 6 Desta Dr., Suite 2400, Midland, Texas 79705, in lawful money of the United States of America, the principal sum of ONE MILLION AND NO/100 DOLLARS ($1,000,000.00), or so much thereof as may be advanced and outstanding at any time or from time to time pursuant to the Loan Agreement (as hereinafter defined), together with interest on the principal amount from time to time outstanding hereunder, from the date of the disbursement of such principal until maturity, at an annual rate of interest which shall from day to day be equal to the lesser of (a) the Wall Street Journal Prime Rate in effect on such date (calculated on the basis of actual days elapsed, but computed as if each calendar year consisted of 360 days), plus one half of one percent (0.50%), or (b) the Highest Lawful Rate; provided, however, all past due principal and interest on this Note will bear interest from the maturity thereof until paid, at the Default Rate, as defined in the Loan Agreement.

2. This Note is executed pursuant to the terms of that certain Loan Agreement, dated of even date herewith (the “Loan Agreement”), by and among the Makers, as borrowers, and Lender, as lender. This Note incorporates by reference the terms of the Loan Agreement. In the event of a conflict between the terms of this Note and the terms of the Loan Agreement, the terms of the Loan Agreement will be deemed to be controlling. Capitalized terms not defined in this Note shall have the meaning given to such terms in the Loan Agreement. This is a Revolving Line of Credit Promissory Note. Accordingly, it is contemplated that there will be Advances and payments on this Note from time to time, but no Advances or payments (including total payment of the unpaid principal balance outstanding prior to maturity) shall affect or impair the validity or enforceability of this Note as to future Advances hereunder. Notwithstanding the face amount of this Note, in no event shall the outstanding principal amount of all Advances made hereunder at any time exceed the lesser of (i) the Commitment or (ii) the Borrowing Base then in effect. Reference is made to the Loan Agreement for further statements regarding the obligation of Lender to make Advances hereunder.

3. Interest, computed on the unpaid principal balance of this Note, shall be due and payable in monthly installments, with the first of such installments to be paid on January ___, 2019, and subsequent installments to be paid on the __________ day of each month thereafter. All of the outstanding principal and accrued, unpaid interest hereunder shall be due and payable in full on December ___, 2021, being the date of final maturity hereunder. All payments of principal and interest required under this Note shall be made in immediately available funds, and shall be made at Lender’s principal banking offices in Midland, Texas, provided, however, the Lender may, upon thirty (30) day’s written notice to the Makers, designate a different place of payment. If a payment under this Note is received by the Lender more than ten (10) days after it is due, the Makers agree to pay a late charge to the Lender equal to five percent (5%) of the delinquent amount.

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4. If an Event of Default should occur under the terms of the Loan Agreement, thereupon at the option of Lender, the principal balance and accrued interest of this Note will become and be due and payable forthwith without presentment, demand, notice of default, protest, notice of protest or dishonor, notice of nonpayment, notice of acceleration or the intent to accelerate, or other notice of any kind, all of which are hereby expressly waived by each Maker and each other liable party. Lender may waive any default without waiving any prior or subsequent default.

5. To the extent not prohibited by applicable Law, Makers will pay all costs and expenses and reimburse Lender for any and all expenditures of every character incurred or expended from time to time, regardless of whether a default or Event of Default will have occurred, in connection with Lender exercising any of its rights and remedies under this or any other instrument now or hereafter securing the indebtedness evidenced hereby or at Law, including, without limitation, all filing fees, taxes, brokerage fees and commissions, title review and abstract fees, Uniform Commercial Code search fees, other fees and expenses incident to title searches, reports and security interests, escrow fees, attorneys’ fees, legal expenses, and court costs, provided, however, that no right or option granted by Makers or Lender or otherwise arising pursuant to any provision of this or any other instrument will be deemed to impose or admit a duty on Lender to supervise, monitor or control any aspect of the character or condition of the assets of Makers or any operations conducted in connection with it for the benefit of any Maker or any other person or entity other than Lender.

6. If this Note is not paid at maturity whether by acceleration or otherwise and is placed in the hands of an attorney for collection, or suit is filed hereon, or proceedings are had in probate, bankruptcy, receivership, reorganization, arrangement or other legal proceedings for collection hereof, Makers and each other liable party agree to pay Lender its collection costs, including a reasonable amount for attorneys’ fees, but in no event to exceed the maximum amount permitted by Law. Each Maker and each other liable party are and will be directly and primarily, jointly and severally, liable for the payment of all sums called for hereunder, and each Maker and each other liable party hereby expressly waive bringing of suit and diligence in taking any action to collect any sums owing hereon and in the handling of any security, and each Maker and each other liable party hereby consent to and agree to remain liable hereon regardless of any renewals, extensions for any period or rearrangements hereof, or partial prepayments hereon, or any release or substitution of security hereof, in whole or in part, with or without notice, from time to time, before or after maturity.

7. It is the intention of the parties hereto to comply strictly with the applicable usury Laws as in effect from time to time; and in this connection, there shall never be taken, reserved, contracted for, collected, charged or received on this Note or any other Obligations interest in excess of that which would accrue at the Highest Lawful Rate. For purposes of Chapter 303 of the Texas Finance Code, as amended, the Makers agree that the Highest Lawful Rate shall be the “weekly rate ceiling” as defined in such chapter, provided that the Lender may also rely, to the extent permitted by applicable Laws, on alternative maximum rates of interest under such other applicable Laws, if greater.

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If under any circumstances the aggregate amount paid on the Obligations includes amounts that are by Law deemed to be interest which exceed the Highest Lawful Rate (the “Excess Interest”), the Makers and the Lender stipulate that such payment and collection will have been and will be deemed to have been, to the fullest extent permitted by applicable Laws, the result of mathematical error on the part of the Makers and the Lender, and the Lender shall promptly credit the amount of such Excess Interest on the principal amount of the outstanding Obligations, or if the principal amount of the Obligations shall have been paid in full, refund the Excess Interest to the Makers. In the event that the maturity of this Note is accelerated by reason of an election of the Lender resulting from any Event of Default, or in the event of any prepayment, then such consideration that constitutes interest under Laws applicable to the Lender may never exceed the Highest Lawful Rate, and Excess Interest, if any, provided for in this Note, the Loan Agreement or otherwise shall be canceled automatically by the Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by the Lender on the principal amount of the Obligations, or if the principal amount of the Obligations shall have been paid in full, refunded by the Lender to the Makers.

All sums paid, or agreed to be paid, to the Lender for the use, forbearance, and detention of the proceeds of the Loan shall, to the extent permitted by applicable Law, be amortized, prorated, allocated, and spread throughout the full term of the Obligations until paid in full so that the actual rate of interest is uniform, but does not exceed the Highest Lawful Rate, throughout the full term hereof.

8. Makers reserve the option of prepaying the principal of this Note, in whole or in part, at any time after the date hereof without penalty. At the option of Lender, it may demand (at any time at or after prepayment) all accrued and unpaid interest with respect to the principal amount prepaid through the date of prepayment. All amounts of principal so prepaid and received by the owner and holder of this Note will be applied to the last maturing installments of this Note in their inverse order of maturity.

9. This Note is secured by the Security Documents described in the Loan Agreement.

10. Lender reserves the right, exercisable in Lender’s sole discretion and without notice to Makers or any other person, to sell participations, to assign its interest or both, in all or any part of this Note or the debt evidenced by this Note.

11. This Note shall be governed by and construed in accordance with the Laws of the United States of America and the State of Texas, except to the extent the location or nature of the collateral securing this Note requires the application of the Laws of other jurisdictions to be applied as to matters of creation, perfection and priority of liens and the rights of Lender upon default.

12. By execution of this Note, each Maker acknowledges the receipt of the following notices from Lender:

“THE LOAN AGREEMENT, THIS NOTE, AND ALL OTHER LOAN DOCUMENTS EXECUTED HEREWITH TOGETHER CONSTITUTE A WRITTEN LOAN AGREEMENT WHICH REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.”

“THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.”

[Signature Page Follows]

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Effective as of the date first above written.

MAKERS:

MEXCO ENERGY CORPORATION

By:	/s/ Nicholas C. Taylor
Nicholas C. Taylor
Chairman of the Board and
Chief Executive Officer

FORMAN ENERGY CORPORATION

By:	/s/ Nicholas C. Taylor
Nicholas C. Taylor
Chairman of the Board and
Chief Executive Officer

SOUTHWEST TEXAS DISPOSAL CORPORATION

By:	/s/ Nicholas C. Taylor
Nicholas C. Taylor
Chairman of the Board and
Chief Executive Officer

TBO OIL & GAS, LLC

By:	/s/ Nicholas C. Taylor
Nicholas C. Taylor
Chairman of the Board and
Chief Executive Officer

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By its signature, Lender acknowledges the truth of the notice hereinabove stated.

LENDER:

WEST TEXAS NATIONAL BANK

By:	/s/ James Knipe
James Knipe
Vice President

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Exhibit II

Form of Advance Request Certificate

ADVANCE REQUEST CERTIFICATE

Reference is made to that certain Loan Agreement, dated as of December 28, 2018 (the “Loan Agreement”), by and among MEXCO ENERGY CORPORATION, a Colorado corporation, FORMAN ENERGY CORPORATION, a New York corporation, SOUTHWEST TEXAS DISPOSAL CORPORATION, a Texas corporation, and TBO OIL & GAS, LLC, a Texas limited liability company (collectively, the “Borrowers”), and WEST TEXAS NATIONAL BANK, a national bank, as lender (the “Lender”). Capitalized terms not otherwise defined herein are defined in the Loan Agreement. The undersigned, an authorized officer of the Borrowers hereby requests an Advance under the Note in the amount set forth below and certifies to the Lender as follows:

1.	The Borrowers desire for the Lender to make an Advance to the Borrowers in the principal amount of $______________________.

2.	The Borrowers desire for the Advance to be made on the following date: ________________________.

3.	The sum of (a) the amount requested above, plus (b) the aggregate amount heretofore advanced by the Lender to the Borrowers under the Note, equals $______________________.

4.	The Borrowing Base, as determined pursuant to Section 2.7 of the Loan Agreement, is presently $______________________.

Executed on _______________ by the undersigned, a duly appointed and acting officer of each Borrower.

MEXCO ENERGY CORPORATION

By:	/s/ Nicholas C. Taylor
Nicholas C. Taylor
Chairman of the Board and
Chief Executive Officer

FORMAN ENERGY CORPORATION

By:	/s/ Nicholas C. Taylor
Nicholas C. Taylor
Chairman of the Board and
Chief Executive Officer

SOUTHWEST TEXAS DISPOSAL CORPORATION

By:	/s/ Nicholas C. Taylor
Nicholas C. Taylor
Chairman of the Board and
Chief Executive Officer

TBO OIL & GAS, LLC

By:	/s/ Nicholas C. Taylor
Nicholas C. Taylor
Chairman of the Board and
Chief Executive Officer

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Exhibit III

Form of Compliance Certificate

COMPLIANCE CERTIFICATE

Reference is made to that certain Loan Agreement, dated as of December 28, 2018 (the “Loan Agreement”), by and among MEXCO ENERGY CORPORATION, a Colorado corporation, FORMAN ENERGY CORPORATION, a New York corporation, SOUTHWEST TEXAS DISPOSAL CORPORATION, a Texas corporation, and TBO OIL & GAS, LLC, a Texas limited liability company (collectively, the “Borrowers”), and WEST TEXAS NATIONAL BANK, a national bank, as lender (the “Lender”).

1. Pursuant to the provisions of the Loan Agreement, the undersigned hereby certifies, represents and warrants to the Lender that, to the best of his knowledge, except as set forth below, (i) during the period covered by this certificate, no Event of Default has occurred; (ii) there exists no condition or event that, with the giving of notice or lapse of time or both, would constitute an Event of Default; and (iii) during the period covered by this certificate, the Borrowers have observed, performed and complied in all material respects with all covenants, agreements, duties and obligations contained in the Loan Documents.

Exceptions to the above certification: [State “none” or specify the nature and period of existence thereof and the action that the Borrowers are taking or propose to take with respect thereto.]

2. To the best knowledge of the undersigned, the attached financial statements are true and correct and correctly set forth the financial position and results of operations at the date(s) and for the period(s) stated.

3. The Borrowers are in compliance with the financial covenants contained in Section 5.5 of the Loan Agreement as shown below:

a. Senior Debt to EBITDA Ratio: (i)/(ii) =

(i) Senior Debt at the end of the applicable fiscal quarter:

$[___,___,___]

(ii) EBITDA for the four-fiscal quarter period then ended:

$[___,___,___]

Actual:           _.__:1.00

Required: Less than or equal to 4.00:1.00

Reporting Period: Fiscal quarter ended _______________, 20__.

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b. Minimum Interest Coverage Ratio: (i)/(ii) =

(i) EBITDA for the four-fiscal quarter period then ended:

$[___,___,___]

(ii) Interest Expense for the four-fiscal quarter period then ended:

$[___,___,___]

Actual:           _.__:1.00

Required: At least 2.00:1.00

Reporting Period: Fiscal quarter ended _______________, 20__.

4. Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Loan Agreement.

Dated: _________, 20___

Name:

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